EXHIBIT 4-5

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                           ARVIN INDUSTRIES, INC.


                                     AND


                      _______________________________,

                                   TRUSTEE


                                 __________



                                  Indenture

                         DATED AS OF _________, 1999




                                 __________




        CONVERTIBLE AND NON-CONVERTIBLE SUBORDINATED DEBT SECURITIES











    =====================================================================

                           ARVIN INDUSTRIES, INC.

         Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of __________, 1999

                              TABLE OF CONTENTS


   Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
   Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-

                                 ARTICLE ONE

           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        SECTION 101.   DEFINITIONS . . . . . . . . . . . . . . . . .  -1-
             Act,  . . . . . . . . . . . . . . . . . . . . . . . . .  -2-
             Affiliate . . . . . . . . . . . . . . . . . . . . . . .  -2-
             Authenticating Agent  . . . . . . . . . . . . . . . . .  -2-
             Authorized Newspaper  . . . . . . . . . . . . . . . . .  -2-
             Bearer Security . . . . . . . . . . . . . . . . . . . .  -2-
             Board of Directors  . . . . . . . . . . . . . . . . . .  -2-
             Board Resolution  . . . . . . . . . . . . . . . . . . .  -2-
             Business Day  . . . . . . . . . . . . . . . . . . . . .  -3-
             Commission  . . . . . . . . . . . . . . . . . . . . . .  -3-
             Common Shares . . . . . . . . . . . . . . . . . . . . .  -3-
             Company . . . . . . . . . . . . . . . . . . . . . . . .  -3-
             Company Request . . . . . . . . . . . . . . . . . . . .  -3-
             Company Order . . . . . . . . . . . . . . . . . . . . .  -3-
             Corporate Trust Office  . . . . . . . . . . . . . . . .  -3-
             Corporation . . . . . . . . . . . . . . . . . . . . . .  -3-
             Coupon  . . . . . . . . . . . . . . . . . . . . . . . .  -3-
             Defaulted Interest  . . . . . . . . . . . . . . . . . .  -3-
             Dollars . . . . . . . . . . . . . . . . . . . . . . . .  -3-
             $ . . . . . . . . . . . . . . . . . . . . . . . . . . .  -3-
             Event of Default  . . . . . . . . . . . . . . . . . . .  -4-
             Holder, . . . . . . . . . . . . . . . . . . . . . . . .  -4-
             Indebtedness  . . . . . . . . . . . . . . . . . . . . .  -4-
             Indenture . . . . . . . . . . . . . . . . . . . . . . .  -4-
             Interest, . . . . . . . . . . . . . . . . . . . . . . .  -4-
             Interest Payment Date . . . . . . . . . . . . . . . . .  -4-
             Maturity, . . . . . . . . . . . . . . . . . . . . . . .  -4-
             Officers' Certificate . . . . . . . . . . . . . . . . .  -4-
             Opinion of Counsel  . . . . . . . . . . . . . . . . . .  -5-
             Original Issue Discount Security  . . . . . . . . . . .  -5-
             Outstanding,  . . . . . . . . . . . . . . . . . . . . .  -5-
             Paying Agent  . . . . . . . . . . . . . . . . . . . . .  -6-
             Person  . . . . . . . . . . . . . . . . . . . . . . . .  -6-
             Place of Payment  . . . . . . . . . . . . . . . . . . .  -6-
             Predecessor Security  . . . . . . . . . . . . . . . . .  -6-
             Redemption Date,  . . . . . . . . . . . . . . . . . . .  -6-
             Redemption Price, . . . . . . . . . . . . . . . . . . .  -6-
             Registered Security . . . . . . . . . . . . . . . . . .  -6-
             Regular Record Date . . . . . . . . . . . . . . . . . .  -6-
             Responsible Officer,  . . . . . . . . . . . . . . . . .  -6-
             Rights  . . . . . . . . . . . . . . . . . . . . . . . .  -7-
             Rights Agreement  . . . . . . . . . . . . . . . . . . .  -7-
             Security  . . . . . . . . . . . . . . . . . . . . . . .  -7-
             Securities  . . . . . . . . . . . . . . . . . . . . . .  -7-

             Security Register . . . . . . . . . . . . . . . . . . .  -7-
             Security Registrar  . . . . . . . . . . . . . . . . . .  -7-
             Senior Indebtedness . . . . . . . . . . . . . . . . . .  -7-
             Special Record Date . . . . . . . . . . . . . . . . . .  -7-
             Stated Maturity,  . . . . . . . . . . . . . . . . . . .  -7-
             Subsidiary  . . . . . . . . . . . . . . . . . . . . . .  -7-
             Trustee . . . . . . . . . . . . . . . . . . . . . . . .  -7-
             Trust Indenture Act . . . . . . . . . . . . . . . . . .  -7-
             United States . . . . . . . . . . . . . . . . . . . . .  -7-
             U.S. Depository . . . . . . . . . . . . . . . . . . . .  -8-
             Depository  . . . . . . . . . . . . . . . . . . . . . .  -8-
             U.S. Government Obligations . . . . . . . . . . . . . .  -8-
             Vice President, . . . . . . . . . . . . . . . . . . . .  -8-
             Voting Stock  . . . . . . . . . . . . . . . . . . . . .  -8-
        SECTION 102.   COMPLIANCE CERTIFICATES AND OPINIONS  . . . .  -8-
        SECTION 103.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE  . . .  -9-
        SECTION 104.   ACTS OF HOLDERS . . . . . . . . . . . . . . . -10-
        SECTION 105.   NOTICES, ETC., TO TRUSTEE AND COMPANY . . . . -12-
        SECTION 106.   NOTICE TO HOLDERS OF SECURITIES; WAIVER . . . -12-
        SECTION 107.   LANGUAGE OF NOTICES . . . . . . . . . . . . . -13-
        SECTION 108.   CONFLICT WITH TRUST INDENTURE ACT . . . . . . -13-
        SECTION 109.   EFFECT OF HEADINGS AND TABLE OF CONTENTS  . . -14-
        SECTION 110.   SUCCESSORS AND ASSIGNS  . . . . . . . . . . . -14-
        SECTION 111.   SEPARABILITY CLAUSE . . . . . . . . . . . . . -14-
        SECTION 112.   BENEFITS OF INDENTURE . . . . . . . . . . . . -14-
        SECTION 113.   GOVERNING LAW . . . . . . . . . . . . . . . . -14-
        SECTION 114.   LEGAL HOLIDAYS  . . . . . . . . . . . . . . . -14-

                                 ARTICLE TWO

                               SECURITY FORMS

        SECTION 201.   FORMS GENERALLY . . . . . . . . . . . . . . . -15-
        SECTION 202.   FORM OF TRUSTEE'S CERTIFICATE OF
                       AUTHENTICATION  . . . . . . . . . . . . . . . -15-
        SECTION 203.   SECURITIES IN GLOBAL FORM . . . . . . . . . . -15-


                                ARTICLE THREE

                               THE SECURITIES

        SECTION 301.   AMOUNT UNLIMITED; ISSUABLE IN SERIES  . . . . -16-
        SECTION 302.   DENOMINATIONS . . . . . . . . . . . . . . . . -19-
        SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND
                       DATING  . . . . . . . . . . . . . . . . . . . -19-
        SECTION 304.   TEMPORARY SECURITIES  . . . . . . . . . . . . -21-
        SECTION 305.   REGISTRATION, TRANSFER AND EXCHANGE . . . . . -21-
        SECTION 306.   MUTILATED, DESTROYED, LOST AND STOLEN
                       SECURITIES  . . . . . . . . . . . . . . . . . -25-
        SECTION 307.   PAYMENT OF INTEREST; INTEREST RIGHTS
                       PRESERVED . . . . . . . . . . . . . . . . . . -26-

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        SECTION 308.   PERSONS DEEMED OWNERS . . . . . . . . . . . . -28-
        SECTION 309.   CANCELLATION  . . . . . . . . . . . . . . . . -29-
        SECTION 310.   COMPUTATION OF INTEREST . . . . . . . . . . . -29-

                                ARTICLE FOUR

                         SATISFACTION AND DISCHARGE

        SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE . . . -29-
        SECTION 402.   APPLICATION OF TRUST MONEY  . . . . . . . . . -31-
        SECTION 403.   SATISFACTION, DISCHARGE AND DEFEASANCE OF
                       SECURITIES OF ANY SERIES  . . . . . . . . . . -31-

                                ARTICLE FIVE

                                  REMEDIES

        SECTION 501.   EVENTS OF DEFAULT . . . . . . . . . . . . . . -33-
        SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND
                       ANNULMENT . . . . . . . . . . . . . . . . . . -35-
        SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR
                       ENFORCEMENT BY TRUSTEE  . . . . . . . . . . . -36-
        SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM  . . . . . . -37-
        SECTION 505.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION
                       OF SECURITIES OR COUPONS  . . . . . . . . . . -38-
        SECTION 506.   APPLICATION OF MONEY COLLECTED  . . . . . . . -38-
        SECTION 507.   LIMITATION ON SUITS . . . . . . . . . . . . . -39-
        SECTION 508.   UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
                       PRINCIPAL, PREMIUM AND INTEREST . . . . . . . -39-
        SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES  . . . . . -40-
        SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE  . . . . . . . -40-
        SECTION 511.   DELAY OR OMISSION NOT WAIVER  . . . . . . . . -40-
        SECTION 512.   CONTROL BY HOLDERS OF SECURITIES  . . . . . . -40-
        SECTION 513.   WAIVER OF PAST DEFAULTS . . . . . . . . . . . -41-
        SECTION 514.   UNDERTAKING FOR COSTS . . . . . . . . . . . . -41-

                                 ARTICLE SIX

                                 THE TRUSTEE

        SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES . . . . . -42-
        SECTION 602.   NOTICE OF DEFAULTS  . . . . . . . . . . . . . -43-
        SECTION 603.   CERTAIN RIGHTS OF TRUSTEE . . . . . . . . . . -43-
        SECTION 604.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
                       SECURITIES  . . . . . . . . . . . . . . . . . -44-
        SECTION 605.   MAY HOLD SECURITIES . . . . . . . . . . . . . -45-
        SECTION 606.   MONEY HELD IN TRUST . . . . . . . . . . . . . -45-
        SECTION 607.   COMPENSATION AND REIMBURSEMENT  . . . . . . . -45-
        SECTION 608.   DISQUALIFICATIONS; CONFLICTING INTERESTS  . . -46-
        SECTION 609.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY . . . -46-
        SECTION 610.   RESIGNATION AND REMOVAL; APPOINTMENT OF
                       SUCCESSOR . . . . . . . . . . . . . . . . . . -46-

        SECTION 611.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR  . . . -48-
        SECTION 612.   MERGER, CONVERSION, CONSOLIDATION OR
                       SUCCESSION TO BUSINESS  . . . . . . . . . . . -49-
        SECTION 613.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                       COMPANY . . . . . . . . . . . . . . . . . . . -50-
        SECTION 614.   APPOINTMENT OF AUTHENTICATING AGENT . . . . . -54-

                                ARTICLE SEVEN

              HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY

        SECTION 701.   COMPANY TO FURNISH TRUSTEE NAMES AND
                       ADDRESSES OF HOLDERS  . . . . . . . . . . . . -56-
        SECTION 702.   PRESERVATION OF INFORMATION; COMMUNICATIONS
                       TO HOLDERS  . . . . . . . . . . . . . . . . . -57-
        SECTION 703.   REPORTS BY TRUSTEE  . . . . . . . . . . . . . -58-
        SECTION 704.   REPORTS BY THE COMPANY  . . . . . . . . . . . -60-

                                ARTICLE EIGHT

              CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

        SECTION 801.   COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN
                       TERMS . . . . . . . . . . . . . . . . . . . . -61-
        SECTION 802.   SUCCESSOR CORPORATION TO BE SUBSTITUTED . . . -61-
        SECTION 803.   OPINION OF COUNSEL TO BE GIVEN TRUSTEE  . . . -62-

                                ARTICLE NINE

                           SUPPLEMENTAL INDENTURES

        SECTION 901.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
                       HOLDERS . . . . . . . . . . . . . . . . . . . -62-
        SECTION 902.   SUPPLEMENTAL INDENTURES WITH CONSENT OF
                       HOLDERS . . . . . . . . . . . . . . . . . . . -63-
        SECTION 903.   EXECUTION OF SUPPLEMENTAL INDENTURES  . . . . -65-
        SECTION 904.   EFFECT OF SUPPLEMENTAL INDENTURES . . . . . . -65-
        SECTION 905.   CONFORMITY WITH TRUST INDENTURE ACT . . . . . -65-
        SECTION 906.   REFERENCE IN SECURITIES TO SUPPLEMENTAL
                       INDENTURES  . . . . . . . . . . . . . . . . . -65-

                                 ARTICLE TEN

                                  COVENANTS

        SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND
                       INTEREST  . . . . . . . . . . . . . . . . . . -65-
        SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY . . . . . . . -66-
        SECTION 1003.  MONEY FOR SECURITIES PAYMENTS TO BE HELD IN
                       TRUST . . . . . . . . . . . . . . . . . . . . -67-
        SECTION 1004.  CORPORATE EXISTENCE . . . . . . . . . . . . . -68-
        SECTION 1005.  STATEMENT BY OFFICERS AS TO DEFAULT . . . . . -69-

                               ARTICLE ELEVEN

                          REDEMPTION OF SECURITIES

        SECTION 1101.  APPLICABILITY OF ARTICLE  . . . . . . . . . . -69-
        SECTION 1102.  ELECTION TO REDEEM; NOTICE TO TRUSTEE . . . . -69-
        SECTION 1103.  SELECTION BY TRUSTEE OF SECURITIES TO BE
                       REDEEMED  . . . . . . . . . . . . . . . . . . -69-
        SECTION 1104.  NOTICE OF REDEMPTION  . . . . . . . . . . . . -70-
        SECTION 1105.  DEPOSIT OF REDEMPTION PRICE . . . . . . . . . -71-
        SECTION 1106.  SECURITIES PAYABLE ON REDEMPTION DATE . . . . -72-
        SECTION 1107.  SECURITIES REDEEMED IN PART . . . . . . . . . -73-

                               ARTICLE TWELVE

                                SINKING FUNDS

        SECTION 1201.  APPLICABILITY OF ARTICLE  . . . . . . . . . . -73-
        SECTION 1202.  SATISFACTION OF SINKING FUND PAYMENTS WITH
                       SECURITIES  . . . . . . . . . . . . . . . . . -73-
        SECTION 1203.  REDEMPTION OF SECURITIES FOR SINKING FUND . . -74-

                              ARTICLE THIRTEEN

                         SUBORDINATION OF SECURITIES

        SECTION 1301.  SECURITIES SUBORDINATE TO SENIOR
                       INDEBTEDNESS  . . . . . . . . . . . . . . . . -75-
        SECTION 1302.  DISSOLUTION, LIQUIDATION, INSOLVENCY, ETC . . -75-
        SECTION 1303.  DEFAULT ON SENIOR INDEBTEDNESS  . . . . . . . -76-
        SECTION 1304.  PAYMENTS AND DISTRIBUTIONS RECEIVED . . . . . -76-
        SECTION 1305.  PAYMENT PERMITTED IF NO DEFAULT . . . . . . . -77-
        SECTION 1306.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR
                       INDEBTEDNESS  . . . . . . . . . . . . . . . . -77-
        SECTION 1307.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS . -77-
        SECTION 1308.  TRUSTEE TO EFFECTUATE SUBORDINATION . . . . . -78-
        SECTION 1309.  NO WAIVER OF SUBORDINATION PROVISIONS . . . . -78-
        SECTION 1310.  NOTICE TO TRUSTEE . . . . . . . . . . . . . . -79-
        SECTION 1311.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
                       LIQUIDATING AGENT . . . . . . . . . . . . . . -80-
        SECTION 1312.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR
                       INDEBTEDNESS  . . . . . . . . . . . . . . . . -80-
        SECTION 1313. RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS
                                                                     -80-
        SECTION 1314.  ARTICLE APPLICABLE TO PAYING AGENTS . . . . . -80-
        SECTION 1315.  NO SUSPENSION OF REMEDIES . . . . . . . . . . -81-
        SECTION 1316.  TRUST MONEYS NOT SUBORDINATED . . . . . . . . -81-

                              ARTICLE FOURTEEN

                     REPAYMENT AT THE OPTION OF HOLDERS

        SECTION 1401.  APPLICABILITY OF ARTICLE  . . . . . . . . . . -81-

                               ARTICLE FIFTEEN

                          CONVERSION OF SECURITIES

        SECTION 1501.  CONVERSION PRIVILEGE AND CONVERSION PRICE . . -82-
        SECTION 1502.  EXERCISE OF CONVERSION PRIVILEGE  . . . . . . -82-
        SECTION 1503.  FRACTIONS OF SHARES . . . . . . . . . . . . . -84-
        SECTION 1504.  ADJUSTMENT OF CONVERSION PRICE  . . . . . . . -84-
        SECTION 1505.  NOTICE OF ADJUSTMENTS OF CONVERSION PRICE . . -87-
        SECTION 1506.  NOTICE OF CERTAIN CORPORATE ACTIONS . . . . . -87-
        SECTION 1507.  COMPANY TO RESERVE COMMON SHARES  . . . . . . -88-
        SECTION 1508.  TAXES ON CONVERSIONS  . . . . . . . . . . . . -89-
        SECTION 1509.  COVENANT AS TO COMMON SHARES  . . . . . . . . -89-
        SECTION 1511.  CANCELLATION OF CONVERTED SECURITIES  . . . . -89-
        SECTION 1512.  PROVISIONS AS TO RECLASSIFICATION,
                       CONSOLIDATION, MERGER OR SALE OF ASSETS . . . -89-
        SECTION 1513.  TRUSTEE NOT RESPONSIBLE FOR DETERMINING
                       CONVERSION PRICE OR ADJUSTMENTS . . . . . . . -90-
        SECTION 1514.  RIGHTS ISSUED IN RESPECT OF COMMON SHARES
                       ISSUED ON CERTAIN CONVERSIONS . . . . . . . . -90-

                               ARTICLE SIXTEEN

                          MISCELLANEOUS PROVISIONS

        SECTION 1601.  SECURITIES IN FOREIGN CURRENCIES  . . . . . . -91-

        INDENTURE, dated as of __________, 1999, between ARVIN INDUSTRIES, INC., an Indiana corporation (hereinafter called the "Company"), having its principal executive office at One Noblitt Plaza, Columbus, Indiana 47202, and ______________________, a banking organization organized under the laws of __________________ (hereinafter called the "Trustee"), having its Corporate Trust Office at _______________________________________.

                           RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured and subordinated debentures, notes or other evidences of indebtedness (such debt securities being hereinafter called the "Securities"), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

        The Company has duly authorized the execution and delivery of this Indenture, and all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

        NOW, THEREFORE, in consideration of the premises and the sum of one dollar duly paid by the Company to the Trustee, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:


                                 ARTICLE ONE

           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

   SECTION 101.   DEFINITIONS.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

             (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

             (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

             (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

             (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        Certain terms, used principally in Article Six, are defined in that Article.

        "Act," when used with respect to any Holders, has the meaning specified in Section 104.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

        "Authenticating Agent" means the Trustee or any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

        "Authorized Newspaper" means a newspaper, in an official language of the country of publication or in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

        "Bearer Security" means any Security in the form established pursuant to Section 201 which is payable to bearer.

        "Board of Directors" means the Board of Directors of the Company or a duly authorized Committee thereof.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or a duly authorized Committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day," except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in that Place of Payment are authorized or obligated by law to close.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Shares" means shares of the class designated as Common Shares, $2.50 par value, of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation, and any other obligor upon the Securities.

        "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by the Chairman, the Vice Chairman, the President, a Vice President or the Treasurer, and by a Vice President, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

        "Corporate Trust Office" means the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at 611 Woodward Avenue, 11th Floor, Detroit, Michigan 48226.

        "Corporation" includes corporations, associations, companies and business trusts.

        "Coupon" means any interest coupon appertaining to a Bearer
   Security.

        "Defaulted Interest" has the meaning specified in Section 307.

        "Dollars" or "$" or any similar reference shall mean the currency of the United States, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture.

        "Event of Default" has the meaning specified in Section 501.

        "Holder," when used with respect to any Security, means, in the case of a Registered Security, the Person in whose name the Security is registered in the Security Register, and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

        "Indebtedness," as applied to any Person, means all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by such Person for the repayment of money borrowed, and obligations, computed in accordance with generally accepted accounting principles, as lessee under leases that should be, in accordance with generally accepted accounting principles, treated as capital leases. All Indebtedness secured by a lien upon property owned by the Company or any Subsidiary and upon which Indebtedness such Person customarily pays interest, although such Person has not assumed or become liable for the payment of such Indebtedness, shall be deemed to be Indebtedness of such Person. All Indebtedness of others guaranteed as to payment of principal by such Person or in effect guaranteed by such Person through a contingent agreement to purchase such Indebtedness shall also be deemed to be Indebtedness of such Person.

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        "Interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the applicable Securities.

        "Maturity," when used with respect to any Security means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, request for repayment or otherwise.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of or counsel for the Company, or other counsel who shall be reasonably acceptable to the Trustee.

        "Original Issue Discount Security" means a Security issued pursuant to this Indenture which provides for declaration of an amount less than the principal thereof to be due and payable upon acceleration pursuant to Section 502.

        "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

             (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

             (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons thereto appertaining, PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has-been made; and

             (iii)     Securities which have been paid pursuant to
        Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in Section 104(a), and, PROVIDED FURTHER, that Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

        "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Place of Payment," when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as provided pursuant to Section 301.

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Security or the Security to which a mutilated, destroyed, lost or stolen coupon appertains.

        "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed as determined pursuant to the provisions of this Indenture.

        "Registered Security" means any Security established pursuant to
   Section 201 which is registered in the Security Register.

        "Regular Record Date" for the interest payable on a Registered Security on any Interest Payment Date means the date, if any, specified in such Security as the "Regular Record Date."

        "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee in its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Rights" has the meaning specified in Section 1514.

        "Rights Agreement" means the Rights Agreement dated as of May 29, 1986, as amended February 23, 1989, between the Company and Harris Trust and Savings Bank, as Rights Agent.

        "Security" or "Securities" means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

        "Senior Indebtedness" means Indebtedness of the Company, either outstanding as of the date of this Indenture or issued subsequent to the date of this Indenture, that by its terms is not subordinated in right of payment to any unsecured Indebtedness of the Company or is PARI PASSU with subordinated Indebtedness of any series of the Company.

        "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Trustee pursuant to Section 307.

        "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

        "Subsidiary" means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.

        "United States" means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

        "U.S. Depository" or "Depository" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more global Securities, the Person designated as U.S. Depository by the Company pursuant to Section 301, which must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, if so provided pursuant to Section 301 with respect to the Securities of any series, any successor to such Person. If at any time there is more than one such Person, "U.S. Depository" shall mean, with respect to any series of Securities, the qualifying entity which has been appointed with respect to the Securities of that series.

        "U.S. Government Obligations" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

        "Vice President," when used with respect to the Company, shall mean any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President."

        "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

   SECTION 102.   COMPLIANCE CERTIFICATES AND OPINIONS.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 704(4)) shall include:

             (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

             (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

   SECTION 103.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

   SECTION 104.   ACTS OF HOLDERS.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing as such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section 104.

        Without limiting the generality of this Section 104, unless otherwise established in or pursuant to a Board Resolution or set forth or determined in an Officers' Certificate, or established in one or more indentures supplemental hereto, pursuant to Section 301, a Holder, including a U.S. Depository that is a Holder of a global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a U.S. Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such U.S. Depository's standing instructions and customary practices.

        The Trustee shall fix a record date for the purpose of determining the Persons who are beneficial owners of interest in any permanent global Security held by a U.S. Depository entitled under the procedures of such U.S. Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 104.

        (c) The ownership of Registered Securities and the principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

        (d) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to the satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient.

        (e) If the Company shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other

   Act, and for that purpose the Outstanding Securities shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders of Registered Securities on such record date shall be deemed effective unless such authorization, agreement or consent shall be given no later than six months after the record date fixed pursuant to the provisions of this Section 104.

        (f) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

   SECTION 105.   NOTICES, ETC., TO TRUSTEE AND COMPANY.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

             (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

             (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

   SECTION 106.   NOTICE TO HOLDERS OF SECURITIES; WAIVER.

        Except as otherwise expressly provided herein or in the form of Securities of any particular series pursuant to the provisions of this Indenture, where this Indenture provides for notice to Holders of Securities of any event,

             (1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such Notice; and

             (2) such notice shall be sufficiently given to Holders of Bearer Securities, if any, if published in an Authorized Newspaper in The City of New York and, if the Securities of such series are then listed on any stock exchange outside the United States, in an Authorized Newspaper in such city as the Company shall advise the Trustee that such stock exchange so requires, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

        In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

        In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

   SECTION 107.   LANGUAGE OF NOTICES.

        Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

   SECTION 108.   CONFLICT WITH TRUST INDENTURE ACT.

        If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this

   Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

   SECTION 109.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

   SECTION 110.   SUCCESSORS AND ASSIGNS.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

   SECTION 111.   SEPARABILITY CLAUSE.

        In case any provision in this Indenture or in the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   SECTION 112.   BENEFITS OF INDENTURE.

        Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

   SECTION 113.   GOVERNING LAW.

        This Indenture and the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York.

   SECTION 114.   LEGAL HOLIDAYS.

        In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities or coupons other than a provision in the Securities which specifically states that such provision shall apply in lieu of this Section 114) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                 ARTICLE TWO

                               SECURITY FORMS

   SECTION 201.   FORMS GENERALLY.

        The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons, if any, and temporary global Securities, if any, shall be in the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, shall have appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

        Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without coupons. If so provided as contemplated by Section 301, the Securities of a series also shall be issuable in bearer form, with or without interest coupons attached.

        The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities or coupons.

   SECTION 202.   FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

        The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                      [Trustee], as Trustee



                                      By ___________________________
                                            Authorized Officer

   SECTION 203.   SECURITIES IN GLOBAL FORM.

        If Securities of a series are issuable in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount or changes in the rights of Holders of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein. Any instructions by the Company with respect to a Security in global form shall be in writing but need not comply with
   Section 102.

                                ARTICLE THREE

                               THE SECURITIES

   SECTION 301.   AMOUNT UNLIMITED; ISSUABLE IN SERIES.

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities shall be subordinated in right of payment to the Senior Indebtedness of the Company to the extent and in the manner set forth in Article Thirteen (as the provisions of such Article may be revised pursuant to Section 301(17)).

        The Securities shall rank equally and PARI PASSU and may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto:

        (1) the title of the Securities and the series in which such Securities shall be included;

        (2) any limit upon the aggregate principal amount of the Securities of such title or the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration or transfer of; or in exchange for, or in lieu of; other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107);

        (3) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both; any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa; and whether any Securities of the series are to be issuable initially in global form and, if so, (i) whether beneficial owners of interests in any such global Security may exchange such interest for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner specified in
   Section 305 and (ii) the name of the depository or the U.S. Depository, as the case may be, with respect to any global Security;

        (4) the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

        (5) if Securities of the series are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form (representing all of the Outstanding Bearer Securities of the series) payable in respect of an Interest Payment Date prior to the exchange of such temporary Bearer Security for definitive Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

        (6) the date or dates on which the principal of such Securities is payable;

        (7) the rate or rates at which such Securities shall bear interest, if any, or method in which such rate or rates are determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on Registered Securities on any Interest Payment Date, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

        (8) the place or places, if any, in addition to or other than the Borough of Manhattan, The City of New York and the City of
   Detroit, Michigan, where the principal of (and premium, if any) and interest on such Securities shall be payable;

        (9) the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

        (10) the obligation, if any, of the Company to redeem or purchase such Securities pursuant to any sinking fund or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities;

        (11) the denominations in which Registered Securities of the series, if any, shall be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which Bearer Securities of the series, if any, shall be issuable if other than the denomination of $5,000;

        (12) if other than the principal amount thereof, the portion of the principal amount of such Securities which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
   Section 502;

        (13) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency, including composite currencies, in which payment of the principal of (and premium, if any) or interest, if any, on such Securities shall be payable;

        (14) if the principal of (and premium, if any) or interest, if any, on such Securities are to be payable, at the election of the Company or a Holder thereof, in a coin or currency, including composite currencies, other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

        (15) if the amount of payments of principal of (and premium, if any) or interest, if any, on such Securities may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

        (16) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

        (17) any provisions in modification of, in addition to or in lieu of the provisions of Article Thirteen (or the definition of the term "Senior Indebtedness" contained in Section 101 or any other term used in such definition or in Article Thirteen) that shall be applicable to the Securities of such series;

        (18) any provisions in modification of, in addition to or in lieu of the provisions of Article Fifteen for the conversion of Securities of the series into or for another security or securities of the Company, including the security or securities into which, the period or periods within which, the price or prices, including any adjustments thereto, at which and other terms and conditions upon which any Securities of the series shall be converted;

        (19) any additions to the covenants of the Company for the benefit of the Holders of Securities of such series; and

        (20) any other terms of such Securities (which terms shall not be inconsistent with the provisions of this Indenture).

        All Securities of any one series and coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except as to denomination and the rate or rates of interest, if any, and Stated Maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

        If any of the terms of the Securities of any series were established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of such series.

   SECTION 302.   DENOMINATIONS.

        Unless other denominations and amounts may from time to time be fixed by or pursuant to a Board Resolution, the Registered Securities of each series, if any, shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof, and the Bearer Securities of each series, if any, shall be issuable in the denomination of $5,000, or in such other denominations and amounts as may from time to time be fixed by or pursuant to a Board Resolution.

   SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

        The Securities shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, President, Vice President serving as Chief Financial Officer or its Treasurer under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company.

        Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with the Board Resolution and Officers' Certificate or supplemental indenture with respect to such Securities referred to in Section 301 and a Company Order for the authentication and delivery of such Securities, and the

   Trustee in accordance with the Company Order and subject to the provisions hereof shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating, to the effect that

             (a) the form and terms of such Securities and coupons, if any, have been established in conformity with the provisions of this Indenture;

             (b) all necessary corporate action for the issuance and delivery of such Securities together with the coupons, if any, appertaining thereto, has been taken and that such Securities, and coupons, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); such Opinion of Counsel need express no opinion as to the availability of equitable remedies; and

             (c) as to such other matters as the Trustee may reasonably request.

        The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

        Each Registered Security shall be dated the date of its authentication. Each Bearer Security and any temporary Bearer
   Security in global form shall be dated as of the date specified as contemplated by Section 301.

        No Security or coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or 614 executed by or on behalf of the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Except as permitted by Section 305 or 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled.

   SECTION 304.   TEMPORARY SECURITIES.

        Pending the preparation of definitive Securities of any series, the Company may execute and deliver to the Trustee, and upon Company Order the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Bearer Securities of any series, such temporary Securities may be in global form, representing all of the Outstanding Bearer Securities of such series.

        Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable upon request for definitive Securities of such series containing identical terms and provisions upon surrender of the temporary Securities of such series at an office or agency of the Company maintained for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series containing identical terms and provisions; PROVIDED, HOWEVER, that no definitive Bearer Security, except as provided pursuant to Section 301, shall be delivered in exchange for a temporary Registered Security; and PROVIDED, FURTHER, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth therein. Unless otherwise specified as contemplated by Section 301 with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

   SECTION 305.   REGISTRATION, TRANSFER AND EXCHANGE.

        With respect to the Registered Securities of each series, if any, the Company shall cause to be kept, at an office or agency of the Company maintained pursuant to Section 1002, a register (herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Securities of each series and of transfers of the Registered Securities of each series. In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

        Upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company maintained for that series pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series of any authorized denominations, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

        At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

        If so provided with respect to Securities of a series, at the option of the Holder, Bearer Securities of any such series may be exchanged for Registered Securities of the same series containing identical terms and provisions, of any authorized denominations and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; PROVIDED, HOWEVER, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the
   United States.   Notwithstanding the foregoing, in case a Bearer
   Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such coupon is so surrendered with such Bearer Security, such coupon shall be returned to the person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

        If expressly provided with respect to the Securities of any series, at the option of the Holder, Registered Securities of such series may be exchanged for Bearer Securities upon such terms and conditions as may be provided with respect to such series.

        Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

        Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any global Security shall be exchangeable only if (i) the Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such global Security shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities. If the beneficial owners of interests in a global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of any authorized form and denomination, as specified as contemplated by Section 301, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such global Security, executed by the Company. On or after the earliest date on which such Interests may be so exchanged, such global Securities shall be surrendered from time to time by the U.S. Depository or such other depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depository or such depository, as the case may be (which instructions shall be in writing but need not comply with Section 102 or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or in part, for definitive Securities of the same series without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged which (unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the global Security shall be issuable only in the form in which the Securities are issuable, as specified as contemplated by Section 301) shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; PROVIDED, HOWEVER, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date; and PROVIDED, FURTHER, that (unless otherwise specified as contemplated by Section 301) no Bearer Security delivered in exchange for a portion of a global Security shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such depository or the U.S. Depository, as the case may be, or such other depository or U.S. Depository referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security is payable in accordance with the provisions of this Indenture.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such series of Security presented) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and such Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to
   Section 304,906 or 1107 not involving any transfer.

        The Company shall not be required (i) to issue, register the transfer of or exchange any Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 1103 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except, to the extent provided with respect to Securities of a series, that such a Bearer Security may be exchanged for a Registered Security of that series, provided that such Registered Security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of this Indenture.

   SECTION 306.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

        If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

        Upon delivery to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains with all appurtenant coupons not destroyed, lost or stolen, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

        In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon; provided, however, that payment of principal of (and premium, if any) and any interest on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

        Upon the issuance of any new Security under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security of any series, with its coupons, if any, issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

        The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

   SECTION 307.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

        Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid, in the case of Registered Securities, to the Person in whose name that Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest and, in the case of Bearer Securities, upon surrender of the coupon appertaining thereto in respect of the interest due on such Interest Payment Date. In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange of such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

        Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any

   Interest Payment Date for such Registered Security (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

             (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities affected (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of such Registered Securities at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

             (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

        At the option of the Company, interest on Registered Securities of any series that bear interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register.

        In the case of any Security that is converted after the close of business on any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion (and consequent cancellation pursuant to Section 309) or, subject to the proviso below and the provisions of Section 1105, any call of such Security for redemption, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date; PROVIDED, HOWEVER, that Securities so surrendered for conversion shall (except in the case of Securities or portions thereof which have been called for redemption on a Redemption Date that is prior to such Interest Payment
   Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

        Subject to the foregoing provisions of this Section 307 and
   Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

   SECTION 308.   PERSONS DEEMED OWNERS.

        Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 305 and 307) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

        The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

   SECTION 309.   CANCELLATION.

        All Securities and coupons surrendered for payment, redemption, conversion, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All canceled Securities and coupons held by the Trustee shall be destroyed by it unless by a Company Order the Company directs their return to it.

   SECTION 310.   COMPUTATION OF INTEREST.

        Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.


                                ARTICLE FOUR

                         SATISFACTION AND DISCHARGE

   SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE.

        Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

             (1)  either

                  (A) all Securities theretofore authenticated and delivered and all coupons appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1107, and (iv) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                  (B)  all such Securities and, in the case of (i) or
             (ii) below, any such coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

                       (i)  have become due and payable, or

                       (ii) will become due and payable at their Stated
                  Maturity within one year, or

                       (iii)     if redeemable at the option of the
                  Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, lawful money of the United States, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the opening of business on the due dates of any payment of principal (and premium, if any) and interest, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

        (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

        (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of all series as to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees hereunder.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

   SECTION 402.   APPLICATION OF TRUST MONEY.

        Subject to the provisions of Section 1302, Section 1303 and the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

   SECTION 403. SATISFACTION, DISCHARGE AND DEFEASANCE OF SECURITIES OF ANY SERIES.

        The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any series and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when

             (1)  either

                  (A) with respect to all Outstanding Securities of such series,

                       (i) the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal (and premium, if any) and interest to the Stated Maturity or any Redemption Date as contemplated by the penultimate paragraph of this
                  Section 403, as the case may be; or

                       (ii) with respect to any series of Securities
                  which are denominated in Dollars, the Company has deposited or caused to be deposited with the Trustee, as obligations in trust for such purpose, such amount of U.S. Government Obligations as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal (and premium, if any) and interest to the Stated Maturity or any Redemption Date as contemplated by the penultimate paragraph of this Section 403; or

                  (B) the Company has properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 301, to be applicable to the Securities of such series; and

             (2) the Company has paid or caused to be paid all other sums payable hereunder with respect to the Outstanding Securities of such series; and

             (3) the Company has delivered to the Trustee a certificate signed by a nationally recognized firm of independent public accountants (who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants) certifying as to the sufficiency of the amounts deposited pursuant to Subsections (A) (i) r (ii) of this
        Section 403 for payment of the principal (and premium, if any) and interest n the dates such payments are due, an Officers' Certificate and an Opinion of Counsel, each such Certificate and Opinion stating that all conditions precedent herein provided or relating to the satisfaction and discharge of the entire indebtedness on all outstanding securities of any such series have been complied with; and

             (4)  the Company has delivered to the Trustee

                  (A) an opinion of independent counsel that the holders of the Securities of such series will have no federal income tax consequences as a result of such deposit and termination; and

                  (B) if the Securities of such series are then listed on the New York Stock Exchange, an opinion of counsel that the Securities of such series will not be delisted as a result of the exercise of this option.

        Any deposits with the Trustee referred to in Section 403(1)(A) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Securities of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

        Upon the satisfaction of the conditions set forth in this Section 403 with respect to all the Outstanding Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, other than the provisions of Sections 305, 306, and 1002 and other than the right of Holders of Securities of such series to receive, from the trust fund described in this Section 403, payment of the principal (and premium, if any) of, the interest on such Securities when such payments are due, and the rights, powers, duties and immunities of the Trustee hereunder, shall no longer be binding upon, or applicable to, the Company; PROVIDED that the Company shall not be discharged from any payment obligations in respect of Securities of such series which are deemed not be Outstanding under clause (iii) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law.


                                ARTICLE FIVE

                                  REMEDIES

   SECTION 501.   EVENTS OF DEFAULT.

        "Event of Default," wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (1) a default in the payment of any interest upon any Security of that series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

             (2) default in the payment of the principal of (and premium, if any, on) any Security of that series when it becomes due and payable at Maturity; or

             (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

             (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or as specified in relation to the Securities of such series pursuant to Section 301 (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with or which has been expressly included in this Indenture solely for the benefit of series of Securities other than that series); and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereinunder; or

             (5) a default in the payment of principal of or interest on any other obligation for borrowed money of the Company (including a default under any other series of Securities) beyond any period of grace with respect thereto if (i) the aggregate principal amount of any such obligation is in excess of $10,000,000 (or in the case of any such obligation in which the amount payable upon acceleration is less than the amount payable at stated maturity, the amount then payable upon acceleration is in excess of $10,000,000), (ii) the default in such payment is not being contested by the Company in good faith and by appropriate proceedings, and (iii) the default in such payment has not been cured or waived prior to the notice in writing to the Company given pursuant to Section 502; PROVIDED, HOWEVER, that subject to the provisions of Section 601, the Trustee shall not be charged with knowledge of any such event of default unless either (i) a Responsible Officer of the Trustee assigned to its corporate trust department shall, as such officer, have actual knowledge of such default or (ii) written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in aggregate principal amount of Outstanding Securities of any series; or

             (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 120 consecutive days; or

             (7) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

             (8) any other Event of Default provided with respect to Securities of that series.

   SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

        If an Event of Default specified in Section 501(6) or (7) occurs, all unpaid principal of, premium, if any, and accrued interest on the Securities of any series at the time Outstanding shall IPSO FACTO become and shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, and if any other Event of Default with respect to Securities of any series occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal of all the Securities of that series, or such lesser amount as may be provided for in the Securities of that series, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable.

        At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annual such declaration and its consequences if

             (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (A) all overdue installments of interest on all Securities of that series,

                  (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Securities, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

             (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

   No such rescission shall affect any subsequent default or impair any right consequent thereon.

   SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
   TRUSTEE.

        The Company covenants that if

             (1) default is made in the payment of any installment of interest on any Security when such interest shall have become due and payable and such default continues for a period of 30 days, or

             (2) default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity,

   the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

        If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

   SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

             (i) to file and prove a claim for the whole amount or such lesser amount as may be provided for in the Securities of that series, of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders allowed in such judicial proceeding, and

             (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

   and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

   SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES OR COUPONS.

        All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect Of which such judgment has been recovered.

   SECTION 506.   APPLICATION OF MONEY COLLECTED.

        Subject to the provisions of Section 1302 and Section 1303, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST:  To the payment of all amount due the Trustee under
   Section 607;

        SECOND: To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium, if any) and interest payable in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, respectively;

        THIRD: The balance, if any, to the Person or Persons entitled thereto.

   SECTION 507.   LIMITATION ON SUITS.

        No Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

             (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

             (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

             (3) such Holder or Holders have 6ffered to the Trustee reasonable indemnity against the costs, expenses and liabilities, to be incurred in compliance with such request;

             (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

             (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

   it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or Holders of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

   SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

        Subject to the provisions of Article Thirteen hereof, but notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Security or payment of such coupon on the respective Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

   SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES.

        If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

   SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

   SECTION 511.   DELAY OR OMISSION NOT WAIVER.

        No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities or coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

   SECTION 512.   CONTROL BY HOLDERS OF SECURITIES.

        The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, PROVIDED that

             (1) such direction shall not be in conflict with any rule of law or with this Indenture,

             (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

             (3) such direction is not unduly prejudicial to the rights of other Holders of Securities of such series.

   SECTION 513.   WAIVER OF PAST DEFAULTS.

        The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

             (1) in the payment of the principal of (and premium, if any) or interest on any Security of such series, or

             (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

   SECTION 514.   UNDERTAKING FOR COSTS.

        All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit, other than the Trustee, of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, including the Trustee, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 514 shall not apply to any suit instituted by the Company, the Trustee or by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of (and premium, if any) or interest on any Security or the payment of any coupon on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or interest on any overdue principal of any Security.

                                 ARTICLE SIX

                                 THE TRUSTEE

   SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES.

        (a)  Except during the continuance of an Event of Default,

             (1) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

        (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

        (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

             (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 601;

             (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

             (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series, provided such direction shall not be in conflict with any rule of law or with this Indenture; and

             (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

   SECTION 602.   NOTICE OF DEFAULTS.

        Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 703(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities and coupons of such series; and PROVIDED FURTHER, that in the case of any default of the character specified in
   Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 602, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default, with respect to Securities of such series.

   SECTION 603.   CERTAIN RIGHTS OF TRUSTEE.

        Except as otherwise provided in Section 601:

             (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

             (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

             (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

             (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

             (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

             (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

   SECTION 604.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

        The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, and in any coupons shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons. The Trustee or any

   Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

   SECTION 605.   MAY HOLD SECURITIES.

        The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

   SECTION 606.   MONEY HELD IN TRUST.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

   SECTION 607.   COMPENSATION AND REIMBURSEMENT.

        The Company agrees

             (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

             (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

             (3) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; PROVIDED, THAT

                  (i) with respect to any such claim, the Trustee shall have given the Company written notice thereof promptly after the Trustee shall have knowledge thereof, but failure by the Trustee to give such notice shall not affect the Trustee's right or the Company's obligation to indemni~ hereunder;

                  (ii) while maintaining absolute control over its own
             defense, the Trustee shall cooperate and consult with the Company in preparing such defense; and

                  (iii) notwithstanding anything to the contrary in this Section 607(3), the Company shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Company, which consent shall not be unreasonably withheld.

        As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on Securities.

   SECTION 608.   DISQUALIFICATIONS; CONFLICTING INTERESTS.

        If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

   SECTION 609.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

        There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Securities or an Affiliate of such obligor shall serve as Trustee upon the Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

   SECTION 610.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

        (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
   Section 611.

        (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

        (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

        (d)  If at any time:

             (1) the Trustee shall fall to comply with Section 608 after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

             (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder of a Security, or

             (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to
   Section 514, any Holder of a Security who has been a bona fide Holder of a Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

        (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 611, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

        (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register and, if Securities of such series are issued as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

   SECTION 611.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

        (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

        (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
   (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor Trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture other than as hereinafter expressly set forth, and each such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

        (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 611, as the case may be.

        (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

   SECTION 612.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
   BUSINESS.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

   SECTION 613.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

        (a) Subject to Subsection (b) of this Section 613, if the Trustee shall be, or shall become, a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section 613, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and coupons and the holders of other indenture securities (as defined in Subsection (c) of this Section 613):

             (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

             (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

        Nothing herein contained, however, shall affect the right of the
   Trustee:

                  (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the

             Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law;

                  (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

                  (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section 613, would occur within three months; or

                  (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

        For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

        If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Holders of Securities and the holders of other indenture securities in such manner that the Trustee, the Holders of Securities and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders of Securities and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the

   Federal Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee and the Holders of Securities and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders of Securities and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

        Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

             (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and

             (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

        (b) There shall be excluded from the operation of Subsection (a) of this Section 613, a creditor relationship arising from:

             (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

             (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders of Securities at the time and in the manner provided in this Indenture;

             (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

             (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section 613;

             (5) the ownership of stock or of other securities of a corporation which is organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, and which is directly or indirectly a creditor of the Company; or

             (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self4iquidating paper as defined in Subsection (c) of this Section 613.

        (c)  For the purpose of this Section 613 only:

             (1) the term "default" means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

             (2) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which indenture and as to which securities the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section 613, and
        (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

             (3) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

             (4) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn; negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

             (5) the term "Company" means any obligor upon the Securities; and

             (6) the term "Federal Bankruptcy Code" means the Bankruptcy Act or Title 11 of the United States Code.

        (d) In any case commenced under the Bankruptcy Act of July 1, 1898, or any amendment thereto prior to November 6, 1978, all references in this Section 613 to periods of three months shall be deemed to be references to four months.

   SECTION 614.   APPOINTMENT OF AUTHENTICATING AGENT.

        The Trustee may appoint an Authenticating Agent or Agents with respect~to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 614, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such

   Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this
   Section 614, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall (i) mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register, and (ii) if Securities of the series are issued as Bearer Securities, publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor Authenticating Agent has its principal office if such office is located outside the United States. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

        The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section 614. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

        The provisions of Sections 308, 604 and 605 shall be applicable to each Authenticating Agent.

        If an appointment with respect to one or more series is made pursuant to this Section 614, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

        This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                 [Trustee]
                                 As Trustee


                                      By _______________________________
                                           As Authenticating Agent


                                      By _______________________________
                                             Authorized Signatory


        If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not comply with Section 102) by the Company, shall appoint in accordance with this Section 614 an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

        The Trustee is hereby appointed as an Authenticating Agent.


                                ARTICLE SEVEN

              HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY

   SECTION 701.   COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
   HOLDERS.

        The Company will furnish or cause to be furnished to the Trustee

             (a) semi-annually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

             (b) at such other times the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished,

   PROVIDED, HOWEVER, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

   SECTION 702.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

        (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities (i) contained in the most recent list furnished to the Trustee for each series as provided in Section 701, (ii) received by the Trustee for each series in the capacity of Security Registrar if the Trustee is then acting in such capacity and (iii) filed with it within the two preceding years pursuant to Section 703(c)(2). The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished, and destroy not earlier than two years after filing, any information filed with it pursuant to
   Section 703(c) (2).

        (b) If three or more Holders of Securities of any series (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

             (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

             (ii) inform such applicants as to the approximate number of Holders of Securities whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

        If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of such series whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders of Securities of such series with reasonable promptness after the entry of such order and the renewal of such tender.

        (c) Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

   SECTION 703.   REPORTS BY TRUSTEE.

        (a) Within 60 days after May 15 of each year commencing with the year following the first issuance of Securities pursuant to Section 301, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period, no report need be transmitted):

             (1) any change to its eligibility under Section 609 and its qualifications under Section 608;

             (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 310(b) of the Trust Indenture Act;

             (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 112 of 1% of the principal amount of the Securities Outstanding on the date of such report;

             (4) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(b)(2), (3), (4) or (6);

             (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

             (6) any additional issue of Securities which the Trustee has not previously reported; and

             (7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

        (b) The Trustee shall transmit by mail to all Holders of Securities, as provided in Subsection (c) of this Section 703, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section 703 (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds collected by it as Trustee, and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

        (c) Reports pursuant to this Section 703 shall be transmitted by mail:

             (1) to all Holders of Registered Securities, as the names and addresses of such Holders appear in the Security Register,

             (2) to such Holders of Bearer Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

             (3)  except in the case of reports pursuant to Subsection
        (b) of this Section 703, to each Holder of a Security whose name and address is preserved at the time by the Trustee, as provided in Section 702(a).

        (d) A copy of each such report shall, at the time of such transmission to Holders of Securities, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will not~ the Trustee when any Securities are listed on any stock exchange.

   SECTION 704.   REPORTS BY THE COMPANY.

        The Company shall:

             (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

             (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

             (3) transmit to the Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 703(c) with respect to reports pursuant to Section 703(a), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 704 as may be required by rules and regulations prescribed from time to time by the Commission; and

             (4) furnish to the Trustee, not less than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section

        704, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.


                                ARTICLE EIGHT

              CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

   SECTION 801.   COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

        Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all of the property of the Company to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; PROVIDED, HOWEVER, and the Company hereby covenants and agrees, that any such consolidation, merger, sale or conveyance shall be upon the condition that (a) immediately after such consolidation, merger, sale or conveyance the corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Indenture to be kept or performed by the Company; (b) the corporation (if other than the Company) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, shall be a corporation organized under the laws of the United States of America or any state thereof; and (c) the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired such property.

   SECTION 802.   SUCCESSOR CORPORATION TO BE SUBSTITUTED.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and (except in the event of a conveyance by way of lease) the predecessor corporation shall be relieved of any further obligation under this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Arvin Industries, Inc. any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities of each series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities of such series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

        In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

   SECTION 803.   OPINION OF COUNSEL TO BE GIVEN TRUSTEE.

        The Trustee, subject to Sections 601 and 603, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article Eight.


                                ARTICLE NINE

                           SUPPLEMENTAL INDENTURES

   SECTION 901.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

        Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

             (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

             (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of

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        Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

             (3) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal (or premium, if any) on Registered Securities or of principal (or premium, if any) or any interest on Bearer Securities, to permit Registered Securities to be exchanged for Bearer Securities or to permit the issuance of Securities in uncertificated form, PROVIDED any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

             (4) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

             (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

             (6) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture and which shall not adversely affect the interest of the Holders of Securities of any series or any related coupons in any material respect; or

             (7) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

             (8) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required under the Trust Indenture Act.

   SECTION 902.   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

        With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders

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   delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; PROVIDED, HOWEVER, that no such supplemental Indenture shall, without the consent of the Holder of each Outstanding Security affected hereby,

             (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

             (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

             (3)  modify any of the provisions of this Section 902, or
        Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

             (4) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to the Holders.

        A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

        It shall not be necessary for any Act of Holders of Securities under this Section 902 to approve the particular form of any proposed

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   supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

   SECTION 903.   EXECUTION OF SUPPLEMENTAL INDENTURES.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

   SECTION 904.   EFFECT OF SUPPLEMENTAL INDENTURES.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

   SECTION 905.   CONFORMITY WITH TRUST INDENTURE ACT.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

   SECTION 906.   REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

        Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                                 ARTICLE TEN

                                  COVENANTS

   SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

        The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any), interest on the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

   SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

        The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series which is located outside the United States where Securities of such series and the related coupons may be presented and surrendered for payment; PROVIDED, HOWEVER, that if the Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fall to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the place specified for the purpose pursuant to Section 301, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        Except as otherwise provided in the form of Bearer Security of any particular series pursuant to the provisions of this Indenture, no payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; PROVIDED, HOWEVER, payment of principal of and any premium and interest in U.S. dollars on any Bearer Security may be made at the office of the Paying Agent in the Borough of Manhattan, the City of New York and the City of Detroit, Michigan if (but only if) payment of the full amount of such principal, premium or interest at all offices outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions and the Trustee and each Paying Agent other than the Trustee is advised of such illegality, preclusion or other restriction in writing by the Company.

        The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise set forth in a Board Resolution or indenture supplemental hereto with respect to a series of Securities, the Company hereby designates as the Place of Payment for each series of Securities, 611 Woodward Avenue, 11th floor, Detroit, Michigan 48226, and 61 Broadway TP, Concourse Level, New York, New York 10006.

   SECTION 1003.  MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

        If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any), or interest on, any of the Securities of that series, segregate and hold in trust for the benefit of the Person entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any), or interest on, any Securities of that series, deposit with any Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

             (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled

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        thereto until such sums shall be paid to such Persons or
        otherwise disposed of as herein provided;

             (2) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

             (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Except as otherwise provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or Interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders of Registered Securities, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be later than two years after such principal (and premium, if any) or interest has become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

   SECTION 1004.  CORPORATE EXISTENCE.

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve

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   any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

   SECTION 1005.  STATEMENT BY OFFICERS AS TO DEFAULT.

        (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

        (b) The Company will deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default pursuant to Clause (4) of Section 501.


                               ARTICLE ELEVEN

                          REDEMPTION OF SECURITIES

   SECTION 1101.  APPLICABILITY OF ARTICLE.

        Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and this Article.

   SECTION 1102.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

        The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of the Securities of any series, with the same issue date, interest rate and Stated Maturity, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.

   SECTION 1103.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

        If less than all the Securities of any series with the same issue date, interest rate, and Stated Maturity are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount of a Registered Security of such series not redeemed to less than the minimum denomination for a Security of that series established pursuant to Section 302.

        If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

        The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

   SECTION 1104.  NOTICE OF REDEMPTION.

        Notice of redemption shall be given in the manner provided in
   Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

        Any notice that is mailed to the Holder of any Registered
   Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

        All notices of redemption shall state:

             (1)  the Redemption Date,

             (2)  the Redemption Price,

             (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Securities to be redeemed,

             (4) in case any Registered Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date,~upon surrender of such Security, the Holder of such Security will receive, without charge, a new Registered Security or Registered Securities of authorized denominations for the principal amount thereof remaining unredeemed,

             (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

             (6) the place or places where such Securities, together, in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price, and

             (7) that the redemption is for a sinking fund, if such is the case.

        A notice of redemption published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed.

        Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

   SECTION 1105.  DEPOSIT OF REDEMPTION PRICE.

        Subject to the provisions of Section 1302 and Section 1303, on or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section
   1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. Notwithstanding the foregoing sentence, if the Redemption Date shall be subsequent to a Regular Record Date and on or prior to an Interest Payment Date relating thereto, interest whose Stated Maturity is after the Redemption Date of such Security shall not be payable.

        If any Security or portion thereof called for redemption is converted pursuant to the provisions of Article Fifteen prior to the Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Security or portion thereof shall be paid to the Company upon a

   Company Request, or, if then held by the Company shall be discharged from such trust.

   SECTION 1106.  SECURITIES PAYABLE ON REDEMPTION DATE.

        Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States except as otherwise provided in Section 1002), and PROVIDED, FURTHER, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates according to their terms and the provisions of Section 307.

        If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; PROVIDED, HOWEVER, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States except as otherwise provided in Section 1002.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium; if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

   SECTION 1107.  SECURITIES REDEEMED IN PART.

        Any Registered Security which is to be redeemed only in part shall be surrendered at any office or agency of the Company maintained for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the U.S. Depository or other depository for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.


                               ARTICLE TWELVE

                                SINKING FUNDS

   SECTION 1201.  APPLICABILITY OF ARTICLE.

        The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required by any form of Security of such series issued pursuant to this Indenture.

        The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in
   Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

   SECTION 1202.  SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

        The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series to be made pursuant to 'the terms of such Securities as provided for by the terms of such series (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, PROVIDED that such series of Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this
   Section 1202, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, PROVIDED, HOWEVER, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

   SECTION 1203.  REDEMPTION OF SECURITIES FOR SINKING FUND.

        Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                              ARTICLE THIRTEEN

                         SUBORDINATION OF SECURITIES

   SECTION 1301.  SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.

        Except as otherwise specified pursuant to Section 301 for Securities of any series, the Company covenants and agrees, and each Holder of any of the Securities or any coupon appertaining thereto, by such Holder's acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness of the Company that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities and the payment of any coupon is hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of all Senior Indebtedness.

   SECTION 1302.  DISSOLUTION, LIQUIDATION, INSOLVENCY, ETC.

        In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to a substantial part of its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company then, and in any such event:

             (1) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof (and premium, if any, thereon) and interest thereon (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding), before the Holders of the Securities or coupons appertaining thereto are entitled to receive any payment or distribution of any kind or character on account of principal of (or premium, if any) or interest on the Securities or the coupons appertaining thereto; and

             (2) any payment or distribution of assets of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee as such would be entitled but for the provisions of this Article, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, shall be paid by the Company, by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or otherwise, directly to the holders of

        Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

        The consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company),or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties or the liquidation or dissolution of the Company following the sale or conveyance of all or substantially all of the property of the Company to any other corporation (whether or not affiliated with the Company) upon the terms and conditions set forth in Article Eight shall be deemed not to be a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets or liabilities of the Company for the purposes of this
   Section 1302 if the corporation or corporations formed by such consolidation or into which the Company is merged or which acquires by sale or conveyance all or substantially all of the property of the Company, shall, as part of such consolidation, merger, sale or conveyance, comply with the conditions set forth in Article Eight.

   SECTION 1303.  DEFAULT ON SENIOR INDEBTEDNESS.

        Unless otherwise provided in Section 301, no payment shall be made with respect to the principal of (or premium, if any) or interest on the Securities or for the payment of any coupon or to acquire any of the Securities or on account of any redemption or sinking fund provisions for the Securities if, at the time of such payment, there exists a default in payment (beyond any grace period applicable thereto) of all or any portion of any Senior Indebtedness, and such default shall not have been cured or waived in writing or the benefits of this sentence waived in writing by or on behalf of the holders of such Senior Indebtedness.

   SECTION 1304.  PAYMENTS AND DISTRIBUTIONS RECEIVED.

        If any payment or distribution of any character whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, shall be received by the Trustee or any Holder of any of the Securities in contravention of any of the terms of this Article and before all Senior Indebtedness shall have been paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of all Senior Indebtedness remaining unpaid, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

   SECTION 1305.  PAYMENT PERMITTED IF NO DEFAULT.

        Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company at any time except during the pendency of any case, proceeding, liquidation, dissolution or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1302 or under the conditions described in Section 1303, from making payments at any time of principal of (or premium, if any) or interest on the Securities or the payment of any coupon.

   SECTION 1306.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR
   INDEBTEDNESS.

        Subject to the payment in full of all Senior Indebtedness (or the making of provision therefor in money or money's worth), the Holders of the Securities or coupons appertaining thereto shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or coupons appertaining thereto or the Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or coupons appertaining thereto or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities or coupons appertaining thereto, be deemed to be a payment or distribution to or on account of the Senior Indebtedness.

   SECTION 1307.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

        The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities or coupons appertaining thereto on the one hand, and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (1) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities or coupons appertaining thereto, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities or coupons appertaining thereto the principal of (and premium, if any) and interest on the Securities or coupons appertaining thereto as and when the same shall become due and payable in accordance with their terms; or (2) affect the relative rights against the Company of the Holders of the Securities or coupons appertaining thereto and creditors of the Company other than the holders of Senior Indebtedness; or (3) prevent the Trustee or the Holder of any Security or coupon from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Trustee or such Holder.

   SECTION 1308.  TRUSTEE TO EFFECTUATE SUBORDINATION.

        Each Holder of a Security or coupon by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

   SECTION 1309.  NO WAIVER OF SUBORDINATION PROVISIONS.

        (a) No right of any present or future holder of any Senior Indebtedness to enforce as herein provided (and as the subordination provisions of this Article Thirteen may be amended or supplemented from time to time in accordance with the provisions of this Indenture) shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        (b) Without in any way limiting the generality of paragraph (a) of this Section 1309, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities or coupons appertaining thereto and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities or coupons appertaining thereto to the holders of Senior Indebtedness, do any one or more of the following:
   (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
   (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

   SECTION 1310.  NOTICE TO TRUSTEE.

        (a) The Company shall give prompt written notice to the Trustee of any fact known to it which would prohibit the making of any payment to or by the Trustee in respect of the Securities or coupons appertaining thereto pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact that would prohibit the making of any payment to or by the Trustee in respect of the Securities or coupons appertaining thereto pursuant to the provisions of this Article, unless and until the Trustee shall have received written notice thereof from the Company, or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor at least ten Business Days prior to such payment date; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that, if the Trustee shall not have received the notice provided for in this Section 1310 at least ten Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security or coupon), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within ten Business Days prior to such date.

        (b) Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or such holder's representative or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or such holder's representative or a trustee on behalf of such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

   SECTION 1311.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
   LIQUIDATING AGENT.

        Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of
   Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding of the Company is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities or coupons appertaining thereto, for the purpose of ascertaining the Persons entitled to~participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

   SECTION 1312.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR
   INDEBTEDNESS.

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of the Securities or coupons appertaining thereto or to the Company or to any other Person cash, property or securities to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

   SECTION 1313. RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Notwithstanding anything to the contrary in this Indenture, nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

   SECTION 1314.  ARTICLE APPLICABLE TO PAYING AGENTS.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that
   Section 1311 shall not apply to the Company or any of its respective Affiliates if it or such Affiliate acts as Paying Agent.

   SECTION 1315.  NO SUSPENSION OF REMEDIES.

        Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

   SECTION 1316.  TRUST MONEYS NOT SUBORDINATED.

        Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Section 403, Section 1105 or Section 1203 hereof, or the delivery of Securities held in trust under Section 1203 hereof, by the Trustee (or other qualifying trustee) and which were deposited without violation of the terms of this Article (as this Article may be amended or supplemented from time to time in accordance with the provisions of this Indenture) for the payment of principal of (and premium, if any) and interest on the Securities or the payment of the coupons appertaining thereto or on account of any redemption or sinking fund provisions for the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.


                              ARTICLE FOURTEEN

                     REPAYMENT AT THE OPTION OF HOLDERS

   SECTION 1401.  APPLICABILITY OF ARTICLE.

        Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 309, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be canceled. Notwithstanding anything to the contrary contained in this Article, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.


                               ARTICLE FIFTEEN

                          CONVERSION OF SECURITIES

   SECTION 1501.  CONVERSION PRIVILEGE AND CONVERSION PRICE.

        As specified in relation to the Securities of any series pursuant to Section 301, and subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security which by its terms may be converted, or any portion of the principal amount of any such Security which equals $1,000 or an integral multiple thereof, may be converted at the principal amount thereof, or of such portion thereof, into fully paid and non-assessable Common Shares (calculated as to each conversion to the nearest 1/100 of a share) or other securities of the Company as specified in relation to such Securities pursuant to Section 301, at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the date specified for Securities of such series; provided that, if a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

        The price at which Common Shares or other securities of the Company shall be delivered upon conversion (herein called the "conversion price") shall be the price specified in relation to the Securities of such series pursuant to Section 301. The conversion price shall be adjusted in certain instances as provided in this Article.

   SECTION 1502.  EXERCISE OF CONVERSION PRIVILEGE.

        In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained pursuant to Section 1002, accompanied by written notice to the Company in the form provided in the Security (or such other notice as is acceptable to the Company) that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. In the case of any Security that is surrendered for conversion during the period from the close of business on any Regular Record Date through and including the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion (and consequent cancellation pursuant to Section 309) or, subject to the proviso below and the provisions of Section 1105, any call of such Security for redemption, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date; PROVIDED, HOWEVER, that Securities so surrendered for conversion shall (except in the case of Securities or portions thereof which have been called for redemption on a Redemption Date that is prior to such Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Except as provided in the immediately preceding sentence, in the case of any Security which is converted (a) interest whose Stated Maturity is after the date of conversion of such Security shall not be payable, and (b) no adjustment shall be made for interest accrued on such Security.

        Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Shares or other securities of the Company issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares or securities as and after such time.
   As promptly as practicable on or after the conversion date the Company shall issue and shall deliver at such office or agency of the Company maintained pursuant to Section 1002 a certificate or certificates for the number of full Common Shares or a certificate, instrument or other document evidencing such other securities of the Company issuable upon conversion, together with any payment in lieu of any fraction of a share or security, as provided in Section 1503.

        In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

        No payment or adjustment shall be made upon any conversion on account of any dividends or distributions on the Common Shares or any interest, dividends or distributions on other securities of the Company issued upon conversion.

   SECTION 1503.  FRACTIONS OF SHARES.

        No fractional Common Shares or scrip representing fractions of shares or, except as otherwise specified pursuant to Section 301, fractions of other securities of the Company shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares or securities of the Company which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. If any fractional Common Share or, except as otherwise specified pursuant to Section 301, other security of the Company would, except for the provisions of this Section 1503, be issuable upon conversion of any Security or Securities, the Company shall make an adjustment therefor in cash at the current market value thereof. The market value of a Common Share shall be the closing price on the Business Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted and such closing price shall be determined as provided in subsection 1504(a)(4). The market value of securities of the Company other than Common Shares which are issuable upon conversion of the Securities shall be specified in relation to the Securities of such series pursuant to Section 301. When any payment is required, the Company shall give the Trustee and any conversion agent a written notification of the closing price used to determine the amount of such payment and the Trustee and any conversion agent shall be entitled to rely on such notification.

   SECTION 1504.  ADJUSTMENT OF CONVERSION PRICE.

        (a) Except as otherwise specified pursuant to Section 301, the conversion price for Securities of any series, which by the terms of such Securities may be converted in Common Shares, shall be adjusted from time to time as follows:

             (1) In case the Company shall (i) pay a dividend or make a distribution on its Common Shares in Common Shares, (ii) subdivide its outstanding Common Shares into a greater number of shares, or (iii) combine its outstanding Common Shares into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of Common Shares of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (1) shall become effective immediately, except as provided in subsection (7) below, after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.


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             (2)  In case the Company shall issue rights (other than the
        Rights) or warrants to all holders of its Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the current market price per Common Share (as defined in subsection (4) below) at the record date for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of additional Common Shares offered for subscription or purchase. Such adjustment shall be made successively, whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subsection (7) below, after such record date. In determining whether any rights or warrants entitle the Holders of the Securities to subscribe for or purchase Common Shares at less than such current market price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

             (3) In case the Company shall distribute to all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights (other than the Rights) or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (2) above), then in each such case, unless the Company elects to reserve shares or other units of any of the foregoing for distribution to the Holders upon the conversion of the Securities so that any Holder converting Securities will receive upon such conversion, in addition to the Common Shares to which such Holder is entitled, the amount and kind of any of the foregoing which such Holder would have received if such Holder had, immediately prior to the record date for the distribution of any of the foregoing, converted its Securities into Common Shares, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per Common Share (as defined in subsection (4) below) on the record date mentioned below less the then fair market value (as

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        determined by the Board of Directors of the Company, whose determination shall, if made in good faith, be conclusive, and described in a certificate filed with the Trustee) of the portion of the Common Shares or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and of which the denominator shall be the current market price per Common Share (as defined in subsection (4) below). Such adjustment shall become effective immediately, except as provided in subsection (7) below, after the record date for the determination of shareholders entitled to receive such distribution.

             (4)  For the purpose of any computation under subsections
        (2) and (3) above, the current market price per Common Share on any date shall be deemed to be the average of the daily closing prices for the thirty consecutive Trading Days before the date in question. The closing price for each day shall be the last reported sale price regular way on the New York Stock Exchange, or, if not reported for such Exchange, on the Composite Tape, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange, or, if the Common Shares are not listed on such Exchange or no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or similar organization, or, if no such quotations are available, the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein the term "Trading Days" with respect to Common Shares means (i) if the Common Shares are listed or admitted for trading on the New York Stock Exchange or any national securities exchange, days on which the New York Stock Exchange or such national securities exchange is open for business or (ii) if the Common Shares are quoted on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

             (5) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this
        Section 1504 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Section 1504, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or

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        warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Company to its shareholders shall not be taxable.

             (6) In any case in which this Section 1504 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 1503.

        (b) The conversion price for Securities, which by the terms of such Securities may be converted into securities of the Company other than Common Shares, shall be adjusted from time to time as specified in relation to the Securities of such series pursuant to Section 301.

   SECTION 1505.  NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

        Whenever the conversion price is adjusted, as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the conversion price to the Holder of each Security of that series at his last address appearing on the Security Register.

   SECTION 1506.  NOTICE OF CERTAIN CORPORATE ACTIONS.

        In case:

        (a) the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than exclusively in cash;

        (b) the Company shall authorize the granting to the holders of its Common Shares of rights, options or warrants to subscribe for or purchase any capital shares of any class or of any other rights (excluding capital shares or options for capital shares issued pursuant to a benefit plan for employees, officers or directors of the Company or its Subsidiaries or Affiliates); or

        (c) of any reclassification of the Common Shares (other than a subdivision or combination of the outstanding Common Shares), or of

                                    -87-
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   any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of substantially all the assets of the Company; or

        (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

        (e) the Company or any Subsidiary or Affiliate shall commence a tender offer for all or a portion of the outstanding Common Shares (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

   then the Company shall cause to be delivered to each office or agency maintained pursuant to Section 1002, and shall cause to be mailed to all Holders of Securities of each series which may be converted pursuant to Section 1501 at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a), (b) or (c) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 1506.

   SECTION 1507.  COMPANY TO RESERVE COMMON SHARES.

        The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Shares or out of the Common Shares held in treasury, for the purpose of effecting the conversion of Securities, the full number of shares of Common Shares then issuable upon the conversion of all outstanding Securities.





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






   SECTION 1508.  TAXES ON CONVERSIONS.

        The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of Common Shares or other securities of the Company on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved on the issue and delivery of Common Shares or other securities of the Company in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

   SECTION 1509.  COVENANT AS TO COMMON SHARES.

        The Company covenants that all shares of Common Shares which may be issued upon conversion of Securities will upon issue be validly issued, fully paid and non assessable.

   SECTION 1511.  CANCELLATION OF CONVERTED SECURITIES.

        All Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee as provided in Section 309.

   SECTION 1512. PROVISIONS AS TO RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS.

        If any of the following events, namely (i) the reclassification or change of outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other entity as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, shall occur, then the Company or the successor or purchasing' entity, as the case may be, shall execute with the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of Common Shares issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of Common Shares (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each Common Share held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section 1512 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments that for events subsequent to the effective date of such supplemental indenture shall be a nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 1512 shall similarly apply to successive consolidations, mergers, sales or transfers.

   SECTION 1513. TRUSTEE NOT RESPONSIBLE FOR DETERMINING CONVERSION PRICE OR ADJUSTMENTS.

        Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of any Security to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Common Shares or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion.

   SECTION 1514. RIGHTS ISSUED IN RESPECT OF COMMON SHARES ISSUED ON CERTAIN CONVERSIONS.

        Each Common Share issued upon conversion of Securities pursuant to this Article on or prior to the close of business on the earliest of (i) the Distribution Date (as defined in the Rights Agreement),

   (ii) any date on which the Rights (as defined in the Rights Agreement) are redeemed in accordance with the Rights Agreement or (iii) the Final Expiration Date (as defined in the Rights Agreement), shall in accordance with the Rights Agreement also evidence one Right, and the certificates for such Common Shares shall bear the legend set forth in Section Three of the Rights Agreement. In addition, holders of the Securities converted into Common Shares after the Distribution Date, but prior to the earlier of (x) any date fixed for redemption of the Rights in accordance with the Rights Agreement and (y) the Final Expiration Date, shall be entitled to the issuance, in the manner provided in the Rights Agreement, of Rights Certificates (as defined in the Rights Agreement) representing the appropriate number of Rights in connection with the issuance of Common Shares upon conversion of Securities. Notwithstanding the foregoing, Holders of Securities converted into Common Shares shall not be entitled to Rights or the issuance of Rights Certificates if at the time of conversion all Rights under the Rights Agreement have been terminated or cancelled. Holders who have not converted Securities on or prior to any such date fixed for redemption of Rights will not be entitled to the redemption price in respect thereof or to any adjustment therefor.


                               ARTICLE SIXTEEN

                          MISCELLANEOUS PROVISIONS

   SECTION 1601.  SECURITIES IN FOREIGN CURRENCIES.

        Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary in the form of Security of any particular series, any amount in respect of any Security denominated in a currency other than Dollars shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee.

                            *    *    *    *

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                      ARVIN INDUSTRIES, INC.



   [SEAL]                             By _______________________________
                                            Vice President-Finance
   Attest:



   _________________________________
        Assistant Secretary


                                      __________________________________




   [SEAL]                             By _______________________________
                                               Authorized Officer
   Attest:



   __________________________________
        Assistant Secretary

   STATE OF ___________     )
                            )    ss.:
   COUNTY OF __________     )


        On the _______ day of ______________ before me personally came _______________________ to me known, who, being by me duly sworn, did depose and say that he resides at _____________________________, that he is _____________________________ of Arvin Industries, Inc., one of
   the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                 ___________________________________
                                           Notary Public


   STATE OF ___________     )
                            )    ss.:
   COUNTY OF __________     )

        On the ____ day of _______________, before me personally came ______________________ to me known, who, being by me duly sworn, did depose and say that he resides at _____________________________, that he is a _____________________________ of __________________________,
   one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                 __________________________________
                                           Notary Public